                                                                  EXHIBIT 11.1


                    RUSH ENTERPRISES, INC. AND SUBSIDIARIES

           COMPUTATION OF NET INCOME AND PRO FORMA EARNINGS PER SHARE
              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)


                                                                                     THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                     ------------------
                                                                                      1997        1996
                                                                                     -------     ------
PRIMARY EARNINGS PER SHARE CALCULATION
    Income from continuing operations                                                $   785     $1,451
    Income from discontinued operations                                                - 0 -      - 0 -
                                                                                     -------     ------

    Net income                                                                       $   785     $1,451
                                                                                     =======     ======

    Weighted average number of common shares outstanding                               6,644      3,750
    Weighted average number of common share equivalents applicable
         to stock options                                                              - 0 -      - 0 -
                                                                                     -------     ------

    Common shares and common share equivalents                                         6,644      3,750
                                                                                     =======     ======

    Earnings per share - Primary                                                     $   .12     $  .39
                                                                                     =======     ======

FULLY-DILUTED EARNINGS PER SHARE CALCULATION

    Net income                                                                       $   785     $1,451
                                                                                     =======     ======

    Weighted average number of common shares outstanding                               6,644      3,750
    Weighted average number of common share equivalents applicable
        to stock options                                                               - 0 -      - 0 -
                                                                                     -------     ------

    Common shares and common share equivalents                                         6,644      3,750
                                                                                     =======     ======

    Earnings per share - Fully diluted (1)                                           $   .12     $  .39
                                                                                     =======     ======

(1) This calculation is submitted in accordance with item 601(b)11 of regulation S-K although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%

PRO FORMA EARNINGS PER SHARE

    Pro forma income from continuing operations after provision
       for income taxes                                                                         $   899

    Weighted average shares of common stock outstanding                                           3,750
    Pro forma shares issued at offering price to pay undistributed
       S corporation earnings                                                                       547
                                                                                                 ------

    Pro forma weighted average shares outstanding                                                 4,297
                                                                                                 ------

    Pro forma income from continuing operations per share                                        $  .21
                                                                                                 ======
